Exhibit 3.4


                                    Delaware            PAGE 1
                              ---------------------
                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CAPITAL ALLIANCE INCOME TRUST LTD., A REAL ESTATE INVESTMENT TRUST", CHANGING ITS NAME FROM "CAPITAL ALLIANCE INCOME TRUST LTD., A REAL ESTATE INVESTMENT TRUST" TO "EASTERN LIGHT CAPITAL, INCORPORATED", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JULY, A.D. 2008, AT 4:09 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                      [SEAL]           /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

            2570786     8100                             AUTHENTICATION: 6752123

            080816766                                             DATE: 07-25-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 04:09 PM 07/24/2008
                                                     FILED 04:09 PM 07/24/2008
                                                   SRV 080816766 - 2570786 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of CAPITAL ALLIANCE INCOME TRUST, LTD., a REAL ESTATE INVESTMENT TRUST resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "Article I" so that, as amended, said Article shall be and read as follows:

      Article I - The name of this corporation is EASTERN LIGHT CAPITAL, INCORPORATED.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation has been duly called and will be held upon notice in accordance with Section 222 of the General Corporation Law of the Sate of Delaware at which meeting the necessary number of shares as require by statute were voted in favor of the amendment.

THIRD: That said amendment will be duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th day of July, 2008.

           By:    /s/ Richard J. Wrensen           By:   /s/ Gregory Bronshvag
               ------------------------------          -------------------------
        Title:    Chief Executive Officer       Title:         Secretary
               ------------------------------          -------------------------
         Name:       Richard J. Wrensen          Name:     Gregory Bronshvag
               ------------------------------          -------------------------